Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX AMERICA • ASIA PACIFIC • EUROPE

September 18, 2020

Outset Medical, Inc.

3052 Orchard Dr.

San Jose, CA 95134

Re: 9,186,824 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Outset Medical, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) 3,665,167 shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company which may be issued under the Outset Medical, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), (ii) 687,218 shares of Common Stock which may be issued under the Outset Medical, Inc. Employee Stock Purchase Plan (the “ESPP”), (iii) 1,460,243 shares of Common Stock that may be issued pursuant to outstanding stock options under the Outset Medical, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), and (iv) 3,374,196 shares of Common Stock that may be issued pursuant to outstanding stock options under the Outset Medical, Inc. Amended and Restated 2010 Stock Incentive Plan (together with the 2020 Plan, ESPP and 2019 Plan, the “Plans” and the aggregate shares of Common Stock to be registered under the Registration Statement, the “Registered Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Plans, the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the resolutions of the Company’s Board of Directors authorizing the Plans and the issuance of the Registered Shares thereunder and the resolutions of the Company’s stockholders authorizing the Plans. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Outset Medical, Inc.

September 18, 2020

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP